Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Shareholders of NSTAR:

We have reviewed the accompanying consolidated balance sheet of NSTAR and its subsidiaries (the "Company") as of March 31, 2009, and the related consolidated statements of income, retained earnings and comprehensive income for each of the three-month periods ended March 31, 2009 and March 31, 2008 and the consolidated statement of cash flows for the three-month periods ended March 31, 2009 and March 31, 2008.  These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2008, and the related consolidated statements of income, comprehensive income, retained earnings, and cash flows for the year then ended (not presented herein), and in our report dated February 9, 2009, we expressed an unqualified opinion on those consolidated financial statements.  As discussed in Note A to the accompanying consolidated financial statements, the Company changed its method of accounting for noncontrolling interests.  The accompanying December 31, 2008 consolidated balance sheet reflects this change.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 5, 2009